AMENDMENT
                                       TO
                          REGISTRATION RIGHTS AGREEMENT


     THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") is made and entered into as of March 10, 1998 by and among Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), The Yucaipa Companies, a California general partnership ("Yucaipa"), and each of the other holders of the common stock of the Company executing this Amendment. Capitalized terms used but not otherwise defined herein have the meanings given them in the Agreement (as defined below).

                                                      RECITALS

     A. The Company, Yucaipa and certain other holders of the common stock of the Company, par value $0.01 per share (the "Company Common Stock"), entered into that certain Registration Rights Agreement as of September 9, 1997 (the "Agreement") under which the Company granted to Yucaipa and such other holders certain registration rights with respect to the Company Common Stock.

     B. On November 6, 1997, the Company and Food 4 Less Holdings, Inc. ("Food 4 Less") entered into that certain Agreement and Plan of Merger (as amended, the "Merger Agreement") pursuant to which, among other things, (i) Food 4 Less agreed to merge with FFL Acquisition Corp., a wholly-owned subsidiary of the Company (the "Merger") and (ii) the outstanding capital stock of Food 4 Less is to be converted into Company Common Stock. At the time the Merger Agreement was entered into, Yucaipa and certain of its affiliates who hold common stock of Food 4 Less agreed to vote their Food 4 Less shares in favor of the Merger.

     C. Pursuant to Section 5.15(a) of the Merger Agreement, the Company agreed to enter into a Registration Rights Agreement (the "New Agreement") under which the Company is to grant certain registration rights to holders of Company Common Stock acquired pursuant to the Merger Agreement.

     D. Pursuant to Section 5.15(d) of the Merger Agreement, the Company further agreed to amend the Agreement to provide for the shares issuable to Yucaipa and its affiliates pursuant to the Merger Agreement to be "Registrable Securities" for purposes of the Agreement.

                                    AGREEMENT

     In consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Following the Merger, Yucaipa, Ronald W. Burkle, F4L Equity Partners, L.P., FFL Partners, Yucaipa Capital Fund, L.P. and Yucaipa/F4L Partners (collectively, the "Yucaipa Holders") shall be deemed "Holders" and members of the "Yucaipa Group" for all purposes under the Agreement, and shall be entitled to all rights and benefits, and shall be subject to all obligations, of the Holders who are members of the Yucaipa Group under the Agreement.

     2. All of the Company Common Stock that will be acquired pursuant to the Merger Agreement by the Yucaipa Holders shall be deemed "Registrable Securities" for all purposes under the Agreement.

     3. The Yucaipa Holders acknowledge and agree that they will have no "piggyback" registration rights under Section 2.2 of the Agreement with respect to any Demand Registration filed pursuant to Section 2.2 of the New Agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the 10th day of March, 1998.

                                  THE YUCAIPA COMPANIES


                                  By:   RONALD W. BURKLE
                                        ----------------------------------------
                                        Ronald W. Burkle
                                        Managing Partner


                                  RONALD W. BURKLE
                                  ----------------------------------------------
                                  Ronald W. Burkle


                                  F4L EQUITY PARTNERS, L.P.

                                  By:   Yucaipa Capital Advisors, Inc. as
                                        general partner

                                        By: RONALD W. BURKLE
                                            ------------------------------------
                                            Ronald W. Burkle
                                            President

                                  FFL PARTNERS


                                  By:   RONALD W. BURKLE
                                        ----------------------------------------
                                        Ronald W. Burkle
                                        Managing Partner

                                  YUCAIPA CAPITAL FUND, L.P.


                                  By:   Yucaipa Capital Advisors, Inc. as
                                        general partner


                                        By:  RONALD W. BURKLE
                                             -----------------------------------
                                             Ronald W. Burkle
                                             President

                                  YUCAIPA/F4L PARTNERS

                                  By:   The Yucaipa Companies
                                        as general partner


                                        By:  RONALD W. BURKLE
                                             -----------------------------------
                                             Ronald W. Burkle
                                             Managing Partner


                                  By:   Yucaipa Capital Fund, L.P.
                                        as general partner

                                        By:  Yucaipa Capital Advisors, Inc.
                                             as general partner


                                             By:  RONALD W. BURKLE
                                                  ------------------------------
                                                  Ronald W. Burkle
                                                  President

                                  YUCAIPA SSV PARTNERS, L.P.

                                  By:   The Yucaipa Companies
                                        as general partner


                                        By:  RONALD W. BURKLE
                                             -----------------------------------
                                             Ronald W. Burkle
                                             General Partner

                                  YUCAIPA SMITTY'S PARTNERS, L.P.

                                  By:   The Yucaipa Companies
                                        as general partner


                                        By:  RONALD W. BURKLE
                                             -----------------------------------
                                             Ronald W. Burkle
                                             General Partner


                                  YUCAIPA SMITTY'S PARTNERS II, L.P.

                                  By:   The Yucaipa Companies
                                        as general partner


                                        By:  RONALD W. BURKLE
                                             -----------------------------------
                                             Ronald W. Burkle
                                             General Partner

                                  YUCAIPA ARIZONA PARTNERS.  L.P.

                                  By:   The Yucaipa Companies
                                        as general partner


                                        By:  RONALD W. BURKLE
                                             -----------------------------------
                                             Ronald W. Burkle
                                             General Partner

                                  JEFFREY P. SMITH
                                  ----------------------------------------------
                                  Jeffrey P. Smith


                                  FRED L. SMITH
                                  ----------------------------------------------
                                  Fred L. Smith


                                  RICHARD D. SMITH
                                  ----------------------------------------------
                                  Richard D. Smith

                                  TRUST FOR THE CHILDREN OF JEFFREY P.
                                  SMITH



                                  By:   JEFFREY P. SMITH
                                        ----------------------------------------
                                        Jeffrey P. Smith
                                        Trustee

                                  TRUST FOR THE CHILDREN OF FRED L.
                                  SMITH



                                  By:   FRED L. SMITH
                                        ----------------------------------------
                                        Fred L. Smith
                                        Trustee


                                  TRUST FOR THE CHILDREN OF RICHARD D.
                                  SMITH



                                  By:   RICHARD D. SMITH
                                        ----------------------------------------
                                        Richard D. Smith
                                        Trustee

                                  FRED MEYER, INC.



                                  By:   DAVID R. JESSICK
                                        ----------------------------------------
                                        David R. Jessick
                                        Senior Vice President
                                        and Chief Financial Officer